SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 Washington Avenue

Suite 2D

Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 215-968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On June 13,2007, the Company completed a Stock Purchase Agreement wherein it acquired all of the issued and outstanding stock of LeChameau Explorations Limited, of Marion Bridge, Nova Scotia, from its existing shareholders ("Sellers").

SIGNATURES

Pursuant to the Securities Act of 1934, the Company has duly caused this report to be signed on its behalf.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

Robert D. Baca

Chief Executive Officer